UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INTERNATIONAL FLAVORS & FRAGRANCES INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

This is a supplement to the definitive proxy statement on Schedule 14A filed by International Flavors & Fragrances Inc., a New York corporation (“IFF”, “we” or “us”), with the Securities and Exchange Commission (“SEC”) on July 27, 2020 (the “Definitive Proxy Statement”). The information contained on this Schedule 14A is incorporated by reference into the Definitive Proxy Statement. The Definitive Proxy Statement was filed in connection with the special meeting of IFF shareholders to consider and vote upon (i) the issuance of shares of IFF common stock in connection with the combination of IFF and DuPont’s Nutrition and Biosciences business through a merger (the “Merger”) of Neptune Merger Sub I Inc., a Delaware corporation (“Merger Sub I”), which is a wholly owned subsidiary of IFF, with and into Nutrition & Biosciences, Inc., a Delaware corporation (“N&B”), which is a wholly owned subsidiary of DuPont de Nemours, Inc., a Delaware corporation (“DuPont”), whereby the separate corporate existence of Merger Sub I will cease and N&B will continue as the surviving company and as a wholly owned subsidiary of IFF and (ii) adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares.

On June 25, 2020, IFF received a demand letter on behalf of a purported shareholder of IFF, challenging the disclosures in the preliminary proxy statement as filed on June 23, 2020 (the “Demand Letter”). IFF denies the allegations in the Demand Letter, and believes the Definitive Proxy Statement disclosed all material information required to be disclosed therein and complies fully with all applicable law. However, solely in order to moot the disclosure claims contained in the Demand Letter, avoid nuisance and possible expense and business delays, and provide additional information to its shareholders, IFF has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement with the supplemental disclosures set forth below.

In addition, IFF has elected to provide certain supplemental disclosure concerning updates to the regulatory approvals related to the Merger that have taken place since the filing of the Definitive Proxy Statement.

Nothing in this supplement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein. IFF specifically denies all allegations in the Demand Letter that any additional disclosure was or is required or material.

All page references in the information below are to the pages in the Definitive Proxy Statement, and, unless the context otherwise requires, all capitalized terms used but not defined below have the meanings ascribed to them in the Definitive Proxy Statement.

This supplement is being filed by IFF with the SEC to supplement certain information contained in the Definitive Proxy Statement and should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Except as otherwise set forth below, the information set forth in the Definitive Proxy Statement remains unchanged.

The IFF board of directors unanimously recommends that shareholders vote “FOR” the proposal to approve the Share Issuance and “FOR” the proposal to approve adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Share Issuance.

If you have not already submitted a proxy for use at the special meeting since the distribution of the Definitive Proxy Statement, you are urged to do so promptly. These additional definitive materials do not affect the validity of any proxy card or voting instructions that IFF shareholders may have previously received or delivered following the distribution of the Definitive Proxy Statement. No action is required by any IFF shareholder who has previously delivered a proxy or voting instructions following the distribution of the Definitive Proxy Statement and who does not wish to revoke or change that proxy or voting instructions.

SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE PROXY STATEMENT

1.	The disclosure in the Definitive Proxy Statement in the section “The Transactions—Opinion of Greenhill & Co., LLC” beginning on page 164 is supplemented as follows:

By amending and restating the second paragraph on page 167 to read as follows (new language underlined and bolded; deleted language struck through):

Greenhill calculated a range of implied enterprise values (“EV”) for IFF by performing a discounted cash flow analysis of IFF based on the IFF Management Case by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that IFF was projected to generate during the calendar years ending December 31, 2020 through December 31, 2029 as described under “—Certain Financial Forecasts Prepared by IFF”. In this analysis, Greenhill utilized, at IFF’s direction, the IFF Management Case, excluding Synergies. Greenhill calculated a range of terminal values for IFF by applying to IFF’s stand-alone unlevered, steady state after-tax free cash flow for the year ending December 31, 2029, a selected range of perpetuity growth rates of 1.5% to 2.5%, which were estimated by Greenhill based on its professional judgment and experience concerning the future sustainable growth rates of IFF, taking into account the IFF Management Case, excluding Synergies, and market expectations regarding long-term real growth of gross domestic product and inflation in such terminal year. The terminal values ranged from $22.5 billion to $27.7 billion in connection with the IFF Management Case. The present values of IFF’s cash flows and terminal values were then calculated using a discount rate of 7.0% based on a selected range of 6.1% and 7.9%, which range was selected based on Greenhill’s professional judgment and taking into consideration, among other things, IFF’s estimated weighted average cost of capital ~~(~~calculated ~~using the~~utilizing a capital asset pricing model, which includes certain company-specific inputs such as “Beta” for IFF, as well as certain financial metrics for the U.S. financial markets generally, and reflects the weighted average (by value) of (i) the estimated cost of equity ~~derived from~~determined by application of the capital asset pricing model and (ii) the estimated ~~after-tax~~ cost of debt~~)~~. Beta is a measure of a security’s volatility relative to the overall market. Greenhill utilized an estimated pre-tax cost of debt of 3.3% and an effective tax rate of 18.5%.

By amending and restating the fourth paragraph on page 167 to read as follows (new language underlined and bolded; deleted language struck through):

Greenhill calculated a range of implied EVs for the N&B Business by performing a discounted cash flow analysis of the N&B Business based on the IFF Management Case for N&B by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that the N&B Business was projected to generate during the calendar years ending December 31, 2020 through December 31, 2029 as described under “—Certain Financial Forecasts Prepared by IFF”. In this analysis, Greenhill utilized, at IFF’s direction, the IFF Management Case for N&B, excluding Synergies. Greenhill calculated a range of terminal values for the N&B Business by applying to the N&B Business’s respective stand-alone unlevered, steady state after-tax free cash flow for the year ending December 31, 2029 a selected range of perpetuity growth rates of 1.5% to 2.5%, which were estimated by Greenhill based on its professional judgment and experience concerning the future sustainable growth rates of the N&B Business, taking into account the IFF Management Case for N&B, excluding Synergies, and market expectations regarding long-term real growth of gross domestic product and inflation in such terminal year. The terminal values ranged from $27.9 billion to $34.5 billion in connection with the IFF Management Case for N&B. The present values of the N&B Business’s respective cash flows and terminal values were then calculated using a discount rate of 7.0% based on a selected range of 6.1% and 7.9%, which range was selected based on Greenhill’s professional judgment and taking into consideration, among other things, the N&B Business’s respective estimated weighted average cost of capital ~~(~~calculated ~~using the~~utilizing a capital asset pricing model which reflects the weighted average (by value) of (i) the estimated cost of equity ~~derived from~~determined by application of the capital asset pricing model and (ii) the estimated ~~after-tax~~ cost of debt~~)~~. Greenhill utilized an estimated pre-tax cost of debt of 3.5% and an effective tax rate of 22%.

By amending and restating the last paragraph starting on page 169 to read as follows (new language underlined and bolded; deleted language struck through):

Greenhill reviewed the share price targets for IFF common stock prepared by equity research analysts, which reflect each analyst’s estimate of the undiscounted trading price of IFF common stock. The future undiscounted public market trading price targets for IFF common stock were Lauren Lieberman (Barclays), $113, James Targett (Berenberg), $135, Gunther Zechmann (Bernstein), $161, Prashant Juvekar (Citi), $155, Jonathan Feeney (Consumer Edge Research), $123, Faiza Alwy (Deutsche Bank), $145, Heidi Vesterinen/Nicola Tang (Exane BNP Paribas), $108, Adam Samuelson (Goldman Sachs), $153, Jeffrey Zekauskas (JPMorgan), $150, Alexandra Thrum (Morgan Stanley), $138, Thomas Swoboda (Societe Generale), $157, Mark Astrachan (Stifel), $135, John Roberts (UBS), $163, Michael Sison (Wells Fargo), $135, each as of December 9, 2019. Greenhill also discounted such share price targets to present value (as of December 6, 2019) by applying an illustrative one-year discount period at an equity discount rate of approximately 7.~~6~~5%, which is IFF’s illustrative cost of equity based on a selected range of 6.5% and 8.5%, which was selected based on Greenhill’s professional judgment and taking into consideration, among other things, the cost of equity derived from the capital asset pricing model, a theoretical financial model commonly used to estimate the cost of equity capital based on a given equity security’s “Beta”, among other variables, and includes certain financial metrics for the U.S. financial markets generally. Beta is a measure of a security’s volatility relative to the overall market. This review presented a range of $108 to $163 per share of IFF common stock undiscounted and $100 to $152 discounted as described above. The analysis resulted in a range of implied estimated enterprise values of approximately $16.2 billion to $22.5 billion undiscounted and approximately $15.3 billion to $21.2 billion discounted as described above. The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for IFF common stock and these estimates are subject to uncertainties, including the future financial performance of IFF and future financial market conditions.

By amending and restating the last paragraph starting on page 170 to read as follows (new language underlined and bolded; deleted language struck through):

Greenhill calculated a range of implied EVs for the N&B Business by performing a discounted cash flow analysis of the N&B Business by calculating the estimated present value of the synergized unlevered, after-tax free cash flows that the N&B Business was projected to generate during the calendar years ending December 31, 2020 through December 31, 2029. In this analysis, Greenhill utilized, at the direction of IFF, the IFF Management Case for N&B and included the effect of the Synergies. Greenhill calculated a range of terminal values for the N&B Business by applying to the N&B Business’s synergized unlevered, steady state after-tax free cash flow for the year ending December 31, 2029, a selected range of perpetuity growth rates of 1.5% to 2.5%, which were estimated by Greenhill based on its professional judgment and experience concerning the future sustainable growth rates of the N&B Business, taking into account the IFF Management Case for N&B and market expectations regarding long-term real growth of gross domestic product and inflation in such terminal year. The terminal values ranged from $35.1 billion to $43.4 billion in connection with the IFF Management Case for N&B. The present values of the N&B Business’s cash flows and terminal values were then calculated using a discount rate of 7.0% based on a selected range of 6.1% and 7.9%, which range was selected based on Greenhill’s professional judgment and taking into consideration, among other things, the N&B Business’s estimated weighted average cost of capital ~~(~~calculated ~~using the~~utilizing a capital asset pricing model which reflects the weighted average (by value) of (i) the estimated cost of equity ~~derived from~~determined by application of the capital asset pricing model and (ii) the estimated ~~after-tax~~ cost of debt~~)~~. Greenhill utilized an estimated pre-tax cost of debt of 3.5% and an effective tax rate of 22%.

By amending and restating the third full paragraph on page 171 to read as follows (new language underlined and bolded; deleted language struck through):

Greenhill reviewed certain market-based analyses of the potential illustrative value created by the Transactions for the existing shareholders of IFF common stock that compared the estimated future price per share of IFF common stock, cumulative of dividends, on a standalone basis (by applying a multiple of IFF’s EV divided by the EBITDA for the 12-month period following the announcement date of the applicable transaction (“NTM EBITDA”), using the unaffected 10-day Volume-Weighted Average Price per share of IFF common stock of $141.04 as of December 6, 2019, and applying that multiple to an IFF Management Case forecasted EBITDA to derive a future IFF EV and subsequently IFF future equity value and IFF standalone price per share of common stock), to the implied future price per share of the ownership of IFF shareholders in the pro forma combined company, cumulative of dividends. The implied future price per share of the combined company was expressed as a range and derived based on (1) the sum of (a) the estimated pro forma NTM EBITDA of the combined company, as of December 31, 2023, based on the sum of the IFF Management Case and the IFF Management Case for N&B of $3,560 million and (b) projected Synergies as outlined previously on page 166 multiplied by (2) a range of pro forma NTM EBITDA multiples. Based on ~~estimated 2023 NTM EBITDA,~~ this implied valuation range for the combined company, IFF’s share of the combined equity valuation was determined. This multiple-based value creation analysis implied a mid-point equity value creation to IFF shareholders of approximately 9.3% above the standalone estimated future price per share of IFF common stock, cumulative of dividends.

By amending and restating the third paragraph on page 172 to read as follows (new language underlined and bolded):

Greenhill has acted as financial advisor to IFF in connection with the Transactions. Greenhill in the past provided, is currently providing and in the future may provide investment banking services to IFF unrelated to the proposed Transactions, for which services Greenhill received and expects to receive compensation, including, during the two years preceding the date of Greenhill’s written opinion, having acted or acting as financial advisor to IFF in connection with certain other strategic transactions for which Greenhill and its affiliates have received fees of approximately $25 million from IFF. As IFF has been advised, during the three years preceding the date of Greenhill’s written opinion, Greenhill has been engaged by, performed services for and received compensation from DuPont Capital Management (“DuPont Capital”), a subsidiary of Historical EID and as of June 1, 2019, a subsidiary of Historical EID and of Corteva, including having acted as financial advisor to DuPont Capital and Dow Chemical Company, in relation to the sale of certain limited partnership interests in the secondary capital market and related financial advisory services, for which Greenhill and its affiliates have received fees of approximately $298,000 from former Dow Chemical and $405,000 from DuPont Capital. Neither Greenhill nor its affiliates have invested, or have any long or short positions, in any equity or debt securities of any of the parties.

2.	The disclosure in the Definitive Proxy Statement in the section “The Transactions—Opinion of Morgan Stanley & Co. LLC” beginning on page 173 is supplemented as follows:

By amending and restating the third paragraph on page 176 to read as follows (new language underlined and bolded; deleted language struck through):

Morgan Stanley calculated a range of implied enterprise values (“EV”) for IFF based on IFF Management Case estimates of the standalone, unlevered, after-tax free cash flows that IFF was forecasted to generate during calendar years 2020 through 2029 as described under “—Certain Financial Forecasts Prepared by IFF”, and a terminal value for IFF. Morgan Stanley estimated a range of terminal values by, at IFF’s direction, extrapolating the IFF Management Case estimated unlevered after-tax free cash flow for the terminal year and then applying perpetual growth ranging from 1.5% to 2.5%, which perpetuity growth rates were selected based on Morgan Stanley’s judgments concerning the future sustainable growth rate of IFF, to the unlevered after-tax free cash flow in such terminal year. The terminal values ranged from $23.5 billion to $29.3 billion in connection with the IFF Management Case. Present values of free cash flows and terminal values were calculated using a discount rate of approximately 6.7%, which is the midpoint between a selected range of 5.9% and 7.5%, which range was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, IFF’s assumed cost of equity calculated utilizing a capital asset pricing model, which ~~is a~~includes certain company-specific inputs such as “Beta” for IFF, as well as certain financial ~~valuation method that takes into account returns in equity~~metrics for the U.S. financial markets generally~~, volatility in a company’s common stock and the risk-free rate~~ and reflects the weighted average (by value) of (i) the estimated cost of equity determined by application of the capital asset pricing model and (ii) the estimated cost of debt. Beta is a measure of a security’s volatility relative to the overall market. Morgan Stanley utilized an estimated pre-tax cost of debt of 3.4% and an effective tax rate of 18.4%.

By amending and restating the fifth full paragraph on page 176 to read as follows (new language underlined and bolded):

Morgan Stanley calculated a range of EVs for the N&B Business based on IFF Management Case for N&B estimates of the standalone, unlevered, after-tax free cash flows that the N&B Business was forecasted to generate during calendar years 2020 through 2029 as described under “—Certain Financial Forecasts Prepared by IFF”, and a terminal value for the N&B Business. Morgan Stanley estimated a range of terminal values by, at IFF’s direction, extrapolating the IFF Management Case for N&B estimated unlevered after-tax free cash flow for the terminal year and then applying perpetual growth rates ranging from 1.5% to 2.5%, which perpetuity growth rates were selected based on Morgan Stanley’s judgments concerning the future sustainable growth rate of the N&B Business, to the unlevered after-tax free cash flow in such terminal year. The terminal values ranged from $29.3 billion to $36.6 billion in connection with the IFF Management Case for N&B. Present values of free cash flows and terminal values were calculated using a discount rate of approximately 6.7%, which is the midpoint between a selected range of 5.9% and 7.5%, which range was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, the N&B Business’ assumed cost of equity calculated utilizing a capital asset pricing model which reflects the weighted average (by value) of (i) the estimated cost of equity determined by application of the capital asset pricing model and (ii) the estimated cost of debt. Morgan Stanley utilized an estimated pre-tax cost of debt of 3.5% and an effective tax rate of 22%.

By amending and restating the last paragraph starting on page 178 to read as follows (new language underlined and bolded):

To provide a historical perspective, Morgan Stanley reviewed the historical trading range of IFF common stock for the 52-week period prior to December 6, 2019 and share price targets for IFF common stock prepared and published by certain equity research analysts, which reflect each analyst’s estimate of the undiscounted future public market trading price of IFF common stock. The future undiscounted public market trading price targets for IFF common stock were Lauren Lieberman (Barclays), $113, James Targett (Berenberg), $135, Gunther Zechmann (Bernstein), $161, Prashant Juvekar (Citi), $155, Jonathan Feeney (Consumer Edge Research), $123, Faiza Alwy (Deutsche Bank), $145, Heidi Vesterinen/Nicola Tang (Exane BNP Paribas), $108, Adam Samuelson (Goldman Sachs), $153, Jeffrey Zekauskas (JPMorgan), $150, Alexandra Thrum (Morgan Stanley), $138, Thomas Swoboda (Societe Generale), $157, Mark Astrachan (Stifel), $135, John Roberts (UBS), $163, Michael Sison (Wells Fargo), $135, each as of December 9, 2019. Morgan Stanley also discounted such share price targets to present value (as of December 6, 2019) by applying an illustrative one-year discount period at an equity discount rate of approximately 7.8%, which was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, IFF’s assumed cost of equity calculated utilizing a capital asset pricing model, a theoretical financial model commonly used to estimate the cost of equity capital based on a given equity security’s “Beta”, among other variables, and includes certain financial metrics for the U.S. financial markets generally. Beta is a measure of a security’s volatility relative to the overall market. Morgan Stanley noted that the low and high closing prices for shares of IFF common stock for the 52-week period ending December 6, 2019, indicated an implied IFF EV range of approximately $15.8 billion to $21.3 billion. Morgan Stanley also noted an implied range of IFF EV based on equity research analysts’ share price targets for IFF common stock as of December 6, 2019, discounted as described above, of approximately $15.3 billion to $21.1 billion, and undiscounted of approximately $16.2 billion to $22.5 billion.

By amending and restating the last paragraph starting on page 179 to read as follows (new language underlined and bolded; deleted language struck through):

Morgan Stanley reviewed certain market-based analyses of the potential illustrative value created by the Transactions for the existing shareholders of IFF common stock that compared the estimated future price per share of IFF common stock, cumulative of dividends, on a standalone basis (by applying a multiple of IFF’s EV divided by the NTM EBITDA using the unaffected 10-day Volume-Weighted Average Price per share of IFF common stock of $141.04 as of December 6, 2019, and applying that multiple to an IFF Management Case forecasted EBITDA to derive a future IFF EV and subsequently IFF future equity value and IFF standalone price per share of common stock), to the implied future price per share of the of the ownership of IFF shareholders in the pro forma combined company, cumulative of dividends. The implied future price per share of the combined company was expressed as a range and derived based on (1) the sum of (a) the estimated pro forma NTM EBITDA of the combined company, as of December 31, 2023, based on the sum of the IFF Management Case and the IFF Management Case for N&B of $3,560 million and (b) projected Synergies as outlined previously on page 175 multiplied by (2) a range of pro forma NTM EBITDA multiples. Based on ~~estimated 2023 NTM EBITDA,~~ this implied valuation range for the combined company, IFF’s share of the combined equity valuation was determined. This multiple-based value creation analysis implied a mid-point equity value creation to IFF shareholders of approximately 9.3% above the standalone estimated future price per share of IFF common stock, cumulative of dividends.

By amending and restating the fifth full paragraph on page 181 to read as follows (new language underlined and bolded):

As of December 15, 2019, Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley, has, as joint lead arranger and joint bookrunner, committed to provide financing in connection with the Transactions and is expected to receive approximately $25 million in relation to the financing associated with the Transactions. Morgan Stanley Senior Funding, Inc. was selected after discussions with IFF management based on its experience in the industry and with these types of transactions.

3.

The disclosure in the Definitive Proxy Statement in the section “The Transactions—Regulatory Approvals” beginning on page 201 is supplemented by adding the following underlined disclosure to and deleting the language stuck through in the last paragraph starting on page 201:

The parties are currently engaged in pre-notification proceedings with the European Commission and have submitted a draft notification to the European Commission. The parties previously filed the required notification forms with and have received clearance with respect to the Merger from each of the Superintendence of Industry and Commerce in Colombia, the Commission for the Protection of Competition in Serbia ~~and~~, the Chinese State Administration for Market Regulation, the Anti-Monopoly Committee of Ukraine and the Turkish Competition Board. With respect to the other jurisdictions referenced above, the parties have filed notices and applications to satisfy the filing requirements and to obtain the regulatory clearances that are necessary or advisable. While the parties believe that all regulatory clearances will ultimately be obtained, they cannot be certain when or if such clearances will be obtained, or if the clearances will contain terms, conditions or restrictions that will be detrimental to or adversely affect, IFF, the N&B Business or their respective subsidiaries after the completion of the Transactions.

—END OF SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT—

Additional Information and Where to Find It:

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the proposed combination of Nutrition & Biosciences, Inc. (“N&B”), a wholly owned subsidiary of DuPont, and IFF, which will immediately follow the proposed separation of N&B from DuPont (the “proposed transaction”), on May 7, 2020, IFF filed a registration statement on Form S-4 and N&B filed a registration statement on Form S-4/S-1 each of which contains a prospectus. In addition, on July 27, 2020, IFF filed the Definitive Proxy Statement on Schedule 14A in connection with the proposed transaction. Each of IFF and N&B has amended its respective registration statements and expects to file additional amendments to these filings before they become effective. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS, PROSPECTUS, THE AMENDMENTS TO THESE FILINGS, THE DEFINITIVE PROXY STATEMENT, AND ANY SUPPLEMENTS, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IFF, N&B, MERGER SUB I, MERGER SUB II AND THE PROPOSED TRANSACTION. The Definitive Proxy Statement has been sent to shareholders of IFF seeking approval of the proposed transaction. The documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. Free copies of these documents, once available, and each of the companies’ other filings with the SEC may also be obtained from the respective companies by contacting the investor relations department of DuPont or IFF.

Cautionary Note on Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the proposed transaction, the expected timetable for completing the proposed transaction, the benefits and synergies of the proposed transaction, future opportunities for the combined company and products, the benefits of the proposed organizational and operating model of the combined company and any other statements regarding DuPont’s, IFF’s and N&B’s future operations, financial or operating results, capital allocation, dividend policy, debt ratio, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, and other expectations and targets for future periods. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, (1) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction, (2) changes in relevant tax and other laws, (3) any failure to obtain necessary regulatory approvals, approval of IFF’s shareholders, anticipated tax treatment or any required financing or to satisfy any of the other conditions to the proposed transaction, (4) the possibility that unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies that could impact the value, timing or pursuit of the proposed transaction, (5) risks and costs and pursuit and/or implementation of the separation of N&B, including timing anticipated to complete the separation, any changes to the configuration of businesses included in the separation if implemented, (6) risks related to indemnification of certain legacy liabilities of E. I. du Pont de Nemours and Company (“Historical EID”) in connection with the distribution of Corteva Inc. on June 1, 2019 (the “Corteva Distribution”), (7) potential liability arising from fraudulent conveyance and similar laws in connection with DuPont’s distribution of Dow Inc. on April 1, 2019 and/or the Corteva Distributions (the “Previous Distributions”), (8) failure to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio changes, including meeting conditions under the Letter Agreement entered in connection with the Corteva Distribution, related to the transfer of certain levels of assets and businesses, (9) uncertainty as to the long-term value of DuPont common stock, (10) potential inability or reduced access to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade, (11) inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with the accounting principles generally accepted in the United States of America and related standards, or on an adjusted basis, (12) the integration of IFF and its Frutarom business and/or N&B being more difficult, time consuming or costly than expected, (13) the failure to achieve expected or targeted future financial and operating performance and results, (14) the possibility that IFF may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the proposed transaction within the expected time frames or at all or to successfully integrate Frutarom and N&B, (15) customer loss and business disruption being greater than expected following the proposed transaction, (16) the impact of divestitures required as a condition to consummation of the proposed transaction as well as other conditional commitments, (17) legislative, regulatory and economic developments; (18) an increase or decrease in the anticipated transaction taxes (including due to any changes to tax legislation and its impact on tax rates (and the timing of the effectiveness of any such changes)), (19) potential litigation relating to the proposed transaction that could be instituted against DuPont, IFF or their respective directors, (20) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (21) negative effects of the announcement or the consummation of the transaction on the market price of DuPont’s and/or IFF’s common stock, (22) risks relating to the value of the IFF shares to be issued in the transaction and uncertainty as to the long-term value of IFF’s common stock, (23) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, (24) the ability of N&B or IFF to retain and hire key personnel, (25) the risk that N&B, as a newly formed entity that currently has no credit rating, will not have access to the capital markets on acceptable terms, (26) the risk that N&B and IFF will incur significant indebtedness in connection with the potential transaction, and the degree to which IFF will be leveraged following completion of the potential transaction may materially and adversely affect its business, financial condition and results of operations, (27) the ability to obtain or consummate financing or refinancing related to the transaction upon acceptable terms or at all, (28) that N&B may not achieve certain targeted cost and productivity improvements, which could adversely impact its results of operations and financial condition, (29) the risk that natural disasters, public health issues, epidemics and pandemics, including the novel coronavirus (COVID-19), or the fear of such events, could provoke responses that cause delays in the anticipated transaction timing or the completion of transactions related thereto, including, without limitation, as a result of any government or company imposed travel restrictions or the closure of government offices and resulting delays with respect to any matters pending before such governmental authorities and (30) other risks to DuPont’s, N&B’s and IFF’s business, operations and results of operations including from: failure to develop and market new products and optimally manage product life cycles; ability, cost and impact on business operations, including the supply chain, of responding to changes in market acceptance, rules, regulations and policies and failure to respond to such changes; outcome of significant litigation, environmental matters and other commitments and contingencies; failure to appropriately manage process safety and product stewardship issues; global economic and capital market conditions, including the continued availability of capital and financing, as well as inflation, interest and currency exchange rates; changes in political conditions, including tariffs, trade disputes and retaliatory actions; impairment of goodwill or intangible assets; the availability of and fluctuations in the cost of energy and raw materials; business or supply disruption, including in connection with the Previous Distributions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns, disasters, public health issues, epidemics and pandemics, including COVID-19, or the fear of such events, and the inherent unpredictability, duration and severity of such events, which could result in a significant operational event for DuPont, N&B or IFF, adversely impact demand or production; ability to discover, develop and protect new technologies and to protect and enforce DuPont’s, N&B’s or IFF’s intellectual property rights; as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the registration statement and proxy statement filed by IFF and the registration statement filed by N&B. While the list of factors presented here is, and the list of factors presented in registration statements filed by each of IFF and N&B in connection with the transaction, are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in IFF’s annual report on Form 10-K for the year ended December 31, 2019, DuPont’s annual report on Form 10-K for the year ended December 31, 2019, and each of IFF’s and DuPont’s respective subsequent reports on Form 10-Q, Form 10-K and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Any other risks associated with the proposed transaction are more fully discussed in the registration statements filed with the SEC. While the list of factors presented here is, and the list of factors presented in the registration statements, as amended, filed by each of IFF or N&B are representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on IFF’s, DuPont’s or N&B’s consolidated financial condition, results of operations, credit rating or liquidity. None of IFF, DuPont nor N&B assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Participants in the Solicitation:

DuPont, IFF and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of DuPont may be found in its Annual Report on Form 10-K filed with the SEC on February 14, 2020 and its definitive proxy statement filed with the SEC on April 9, 2020. Information about the directors and executive officers of IFF may be found in its definitive proxy statement filed with the SEC on March 24, 2020 and the Definitive Proxy Statement relating to the proposed transaction filed with the SEC on July 27, 2020 and any supplements thereto. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statements, prospectuses and other relevant materials to be filed with the SEC when they become available.